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                                                                  Exhibit (h)4.3

                      SECOND AMENDMENT TO CREDIT AGREEMENT
                      ------------------------------------

        THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of December 27, 2001 (this "Amendment"), amends the Credit Agreement, dated as of December 30,
            ---------
1999 (as heretofore amended, the "Credit Agreement"), among Frank Russell
                                  ----------------
Investment Company, as agent for certain funds, the various financial institutions parties thereto (collectively, the "Banks"), Bank of America,
                                                 -----
National Association, as administrative agent and State Street Bank and Trust Company, as operations agent. Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

        WHEREAS, the parties hereto have entered into the Credit Agreement, which provides for the Banks to extend certain credit facilities to the Funds from time to time; and

        WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

        SECTION 1 AMENDMENTS. Effective as of the date hereof, the Credit Agreement shall be amended in accordance with Sections 1.1 through 1.2 below.
                                              ------------         ---

        1.1  Scheduled Commitment Termination Date. The definition of "Scheduled
             -------------------------------------
Commitment Termination Date" in Schedule I of the Credit Agreement is hereby amended by the deletion of the date "December 27, 2001" and the institution therefore of the date "December 26, 2002".

        1.2  Schedule IV. Schedule IV of the Credit Agreement is hereby amended
             -----------
to state as set forth in Schedule IV hereto.


        SECTION 2 CONDITIONS PRECEDENT. This Amendment shall become effective when each of the conditions precedent set forth in this Section 2 shall have
                                                        ---------
been satisfied, and notice thereof shall have been given by the Administrative Agent to the Company and the Banks.

        2.1  Receipt of Documents. The Administrative Agent shall have received
             --------------------
all of the following documents duly executed, dated the date hereof or such other date as shall be acceptable to the Administrative Agent, and in form and substance satisfactory to the Administrative Agent:

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             (a) Amendment. This Amendment, duly executed by the Funds, the
                 ---------
        Agents, and the Banks.


             (b) Certificate. A certificate, dated the date hereof, of the
                 -----------
        Secretary or the Assistant Secretary of the Company as to

                 (i) resolutions of its board of trustees then in full force and effect authorizing the execution, delivery and performance of this Amendment and each other Credit Document to be executed by it;

                 (ii) the incumbency and signatures of those of its officers or agents authorized to act with respect to this Amendment and each other Credit Document executed by it; and

                 (iii) the fact that the agreements delivered by the Funds
             pursuant to Section 4.1(d) constitute all such agreements between
                         --------------
             the Funds and the Adviser;

 upon which certificates each Agent and each Bank may conclusively rely until they shall have received a further certificate from the Company cancelling or amending such prior certificate.

             (c) Opinion. An opinion, dated the date hereof and addressed to the
                 -------
         Agents and all Banks, from Stradley Ronon Stevens & Young, L.L.P., counsel to the Funds, in form satisfactory to the Agents, which the Company hereby expressly authorizes and instructs such counsel to prepare and deliver.

             (d) Borrowing Base. An initial Borrowing Base Certificate for each
                 --------------
         Fund becoming a party to the Agreement pursuant to this Amendment.


             (e) Allocation Notice. A revised Allocation Notice.
                 -----------------

             (f) Prospectus. Copies of the most recent prospectus and statement
                 ----------
         of additional information for each Fund becoming a party to the Agreement pursuant to this Amendment.


         2.2 Payment of Fees. The Company shall have paid all accrued and unpaid
             ---------------
fees, costs and expenses to the extent then due and payable, together with Attorney Costs of the Agent to the extent invoiced.

         2.3 Compliance with Warranties, No Default, etc. Both before and after
             -------------------------------------------
giving effect to the effectiveness of this Amendment, the following statements by the Company shall be true and correct (and the Company, by its execution of this Amendment, hereby represents and warrants to each Agent and each Bank that such statements are true and correct as at such times):

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             (a) the representations and warranties set forth in Article V of the Credit Agreement shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

             (b) no Default shall have then occurred and be continuing.

         SECTION 3 REPRESENTATIONS AND WARRANTIES. To induce the Banks and the Agents to enter into this Amendment, the Company represents and warrants to each Agent and each Bank as follows:

         3.1 Due Authorization, Non-Contravention, etc. The execution, delivery
             -----------------------------------------
and performance by the Company of this Amendment and each other Credit Document executed or to be executed by it in connection with this Amendment are within the Company's powers, have been duly authorized by all necessary action, and do not

             (a) contravene the Company's Organization Documents;


             (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Company or any Fund; or

             (c) result in, or require the creation or imposition of, any Lien on any of the Company's or any Fund's properties.

         3.2 Government Approval, Regulation, etc. No authorization or approval
             ------------------------------------
or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Company of this Amendment or any other Credit Document to be executed by it in connection with this Amendment.

         3.3 Validity, etc. This Amendment constitutes the legal, valid and
             -------------
binding obligation of the Company enforceable in accordance with its terms.

         SECTION 4 MISCELLANEOUS.

         4.1 Continuing Effectiveness, etc. This Amendment shall be deemed to be
             -----------------------------
an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Credit Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby.

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         4.2 Payment of Costs and Expenses. The Company agrees to pay on demand
             -----------------------------
all expenses of the Agents (including the fees and out-of-pocket expenses of counsel to the Agents) in connection with the negotiation, preparation, execution and delivery of this Amendment.

         4.3 Severability. Any provision of this Amendment which is prohibited
             ------------
or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

         4.4 Headings. The various headings of this Amendment are inserted for
             --------
convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

         4.5 Execution in Counterparts. This Amendment may be executed by the
             -------------------------
parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         4.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE
             -------------
UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

         4.7 Successors and Assigns. This Amendment shall be binding upon and
             ----------------------
shall inure to the benefit of the parties hereto and their respective successors and assigns.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       FRANK RUSSELL INVESTMENT
                                       COMPANY, as agent for the Funds listed in
                                       Schedule IV


                                       By_____________________________________
                                         Title:_______________________________

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                                       BANK OF AMERICA, NATIONAL
                                       ASSOCIATION, as Administrative Agent and as a Bank


                                       By_____________________________________
                                         Title:_______________________________

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                                       STATE STREET BANK AND TRUST
                                       COMPANY, as Operations Agent and
                                       as a Bank


                                       By_____________________________________
                                         Title:_______________________________

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                                   Schedule IV

                        FRANK RUSSELL INVESTMENT COMPANY
                        --------------------------------


FUND
----

Equity I Fund
Equity II Fund
Equity III Fund
Equity Q Fund
Fixed Income I Fund
Short Term Bond Fund
Fixed Income III Fund
International Fund
Emerging Markets Fund
Diversified Equity Fund
Special Growth Fund
Equity Income Fund
Quantitative Equity Fund
International Securities Fund
Real Estate Securities Fund
Diversified Bond Fund
Multistrategy Bond Fund
Money Market Fund
Tax Exempt Bond Fund
U.S. Government Money Market Fund
Tax Free Money Market Fund
Aggressive Strategy Fund
Balanced Strategy Fund
Moderate Strategy Fund
Conservative Strategy Fund
Equity Aggressive Strategy Fund
Tax-Managed Global Equity Fund
Tax-Managed Large Cap Fund
Tax-Managed Small Cap Fund
Select Value Fund
Select Growth Fund